UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported):  July 3, 2006

                      ROCKETINFO, INC.
         (Exact name of registrant as specified in its charter)

           Delaware                      98-0196717
         (State or other jurisdiction of                (I.R.S. Employer
      incorporation or organization                   Identification No.)

     6 Hutton Center Drive, Suite 1200
   Santa Ana, CA                           92707
 (Address of principal executive offices)                    (Zip Code)

Registrant's Telephone number, including area code:  (949) 786-2552

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ] Pre-commencement communications pursuant to Rule 13e-4? under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 3.02 Unregistered Sales of Equity Securities

On July 3, 2006, the Board of Directors agreed to issue to the following individuals, 2,004,302 common shares for the conversion of debt in the aggregate amount of $300,645 or $.15 per common share.

Name                            Common Shares     Converted Loan Amount
John Thompson                      139,470                $ 20,920.55
Arthur E. Miller                   109,667                $ 16,450.00
Ricardo Requena                    669,523                $100,428.44
Costas M. Takkas                   450,523                $ 67,578.51
Maria Camila Maz (director)        635,119                $ 95,267.78

All of the securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1934 to sophisticated investors.

On July 3, 2006, the Board of Directors awarded incentive stock options under the 1998 qualified incentive stock option plan, amended April 18, 2006, to the following individuals to purchase an aggregate of 8,475,000 common shares of Rocketinfo, Inc. at the option price of $.20 per common share.

L. Randall Lutz(1)(2)            1,450,000
Camila Maz(1)                      400,000
Ray K. Welt(1)(2)                  250,000
Philip M. Graves(1)                150,000
Paul H. Eagland(1)(2)            1,450,000
Ron D. Weinstock                 1,200,000
Phillip Chin                       400,000
James Baxter, Sr.                  200,000
Martin Thornell                    350,000
William Ganz                     1,800,000
Michael Miller                     150,000
Carol Laws                          25,000
Tara White                         150,000
Kay Abadee                         150,000
Darren De Jean                     350,000

(1) Directors of Rocketinfo, Inc.
(2) Officers of Rocketinfo, Inc.

The above options were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1934 to sophisticated investors.

ITEM 8.01 Other Events

On July 3, 2006, the Board of Directors established the following:

  - An audit committee composed of Ray K. Welt, Philip M. Graves and
Paul Eagland;

  - A Corporate Governance Committee composed of L. Randall Lutz,
Camila Maz and Paul Eagland;

  - A Compensation Committee composed of L. Randall Lutz, Camila Maz and Philip M. Graves
    Paul H. Eagland shall substitute for L. Randall Lutz when the Compensation Committee must decide on any remuneration or benefits to be provided to its chief executive officer, so long as that position is held by L. Randall Lutz.

Legal Matters.

Rocketinfo has recently settled a USD$91,592.66 default judgment awarded against Rocketinfo, Case #107293/04 filed in the Supreme Court of the State of New York in the County of New York. Kattin Muchin Zavis Rosenman sued Rocketinfo for legal fees incurred in years past. The settlement involved the payment of USD$25,000 to plaintiff in ten, equal monthly installments and the first payment of USD$2,500 has been paid.

Rocketinfo was a defendant to an action and subsequent default judgment awarded against Rocketinfo, Case #C05-0852 filed March 2006 in the Province of British Columbia Small Claims Court in Canada by Jetpack Creative, a creative marketing company which did work for Rocketinfo in 2005. The default judgment was in the amount of CDN$22,761. Jetpack Creative has agreed to settle for the sum of $CDN$16,000 payable in four, equal monthly installments and the first payment of CDN$4,000 has been paid.



Rocketinof was sued by Hendry Warren LLP, an accounting firm based in Ottawa, Canada for work done in 2005 on Rocketinfo?s financial statements. Hendry Warren sued Rocketinfo for CDN$31,030, Case #05-SC-093153 filed in the Superior Court of Justice in Ottawa, Canada on October 5, 2005. Hendry Warren has agreed to settle this suit for payment of CDN$10,000 which has been paid.

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  July 3, 2006


ROCKETINFO, INC.

   /s/L. Randall Lutz
By:-------------------------------
   L. Randall Lutz
   Chief Executive Officer